UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(AMENDMENT NO. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 3, 2005

ZIONS BANCORPORATION
(Exact name of registrant as specified in its charter)

Utah	0-2610	87-00227400
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One South Main, Suite 1134, Salt Lake City, Utah	84111
(Address of principal executive offices)	(Zip Code)

(801) 524-4787
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 6, 2005, Zions Bancorporation (“the Company”) filed a Form 8-K under Item 2.01 to report that it had completed its merger with Amegy Bancorporation, Inc. (“Amegy”) effective December 3, 2005. In response to parts (a) and (b) of Item 9.01 of such Form 8-K, the Company stated that it would file the required financial information by amendment, as permitted by Instructions (a) (4) and (b) (2) to Item 9.01 of Form 8-K. This Form 8-K/A is being filed to provide the required financial information.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The audited financial statements of Amegy required by Item 9.01(a) of Form 8-K as of and for the year ended December 31, 2004 are attached as Exhibit 99.1 and are incorporated herein by reference. The unaudited interim financial statements of Amegy required by Item 9.01(a) of Form 8-K as of and for the nine months ended September 30, 2005 are attached as Exhibit 99.2 and are incorporated herein by reference.

(b) Pro forma financial information.

The pro forma information required by Item 9.01(b) of Form 8-K as of and for the nine months ended September 30, 2005 and for the year ended December 31, 2004 is attached as Exhibit 99.3 and is incorporated herein by reference.

(d) Exhibits.

The following exhibits are included as part of this Form 8-K:

Exhibit Number	Description

2.1	Agreement and Plan of Merger dated as of July 5, 2005 by and among Zions Bancorporation, Independence Merger Company, Inc. and Amegy Bancorporation, Inc. (attached as Exhibit 2.1 to Amendment No. 1 to the Registrant's Report on Form 8-K dated July 6, 2005 and incorporated herein by reference).

23.1	Consent of PricewaterhouseCoopers LLP.

99.1	Audited financial statements of Amegy Bancorporation, Inc. (formerly Southwest Bancorporation of Texas, Inc.) as of and for the year ended December 31, 2004.

99.2	Unaudited interim financial statements of Amegy Bancorporation, Inc. as of and for the nine months ended September 30, 2005.

99.3	Unaudited Pro Forma Condensed Combined Financial Information as of and for the nine months ended September 30, 2005 and for the year ended December 31, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIONS BANCORPORTION

Date: February 14, 2006	By:	/s/ Thomas E. Laursen

Title: Executive Vice President and General Counsel